Exhibit 99.1

Lulus Reports First Quarter 2026 Results

Net Loss Improves by $3.9 Million in Q1’26 vs Q1’25 Underscoring Continued Operational and Financial Momentum

Gross Margin increased 480 basis points in Q1’26 vs Q1’25

Reduced Total Debt by $1.1M and Net Debt by $5.8M During Q1’26

CHICO, Calif., May 13, 2026 -- Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU) today reported financial results for the first quarter ended March 29, 2026 and reaffirmed its financial outlook for the fiscal year ending January 3, 2027.

Crystal Landsem, CEO of Lulus, said:

“Our first quarter results reflect continued progress in strengthening the foundation of the business, even as we took deliberate strategic actions to re-position our assortment as we move into our peak selling periods. During the quarter, we prioritized higher quality demand and disciplined order economics, while more aggressively resetting our casual apparel and footwear assortments to better align with customer demand and margin objectives. As expected, these actions resulted in softer top-line results on a sequential basis, however, gross margins expanded by 480 basis points and Adjusted EBITDA improved by $3.1 million year-over-year, supported by our improved assortment strategy, leaner cost structure, and ongoing optimization efforts. Furthermore, our wholesale revenue doubled year-over-year, highlighting the strong engagement and meaningful opportunity we see in the near- and long-term to expand our footprint and put Lulus in the hands of more consumers nationwide.”

“With a more focused assortment, continued emphasis on higher-margin event-driven categories while the casual apparel and footwear reset are underway, and a strengthened balance sheet—including a $5.8 million reduction in Net Debt—we are confident in extending our momentum and driving improved profitability, cash generation, and customer engagement throughout the year.”

First Quarter 2026 Highlights:

●	Net revenue of $57.5 million, a 10% decrease compared to the same period last year, driven by a 15% decrease in Total Orders Placed and the impact of higher return rates driven primarily from sales mix, partially offset by a 4% increase in Average Order Value from $136 to $142, compared to the same period last year.
●	Active Customers of 2.3 million, an 11% decrease compared to 2.6 million in the same period last year, and a decrease of 3% from fourth quarter 2025.
●	Gross profit increased 0.4% to $25.9 million and Gross Margin increased 480 basis points to 45.1%, in each case compared to the same period last year.
●	Net loss of $4.1 million, compared to net loss of $8.0 million in the same period last year.
●	Adjusted EBITDA* of $(1.5) million, compared to $(4.7) million in the same period last year.
●	Inventory balance of $33.1 million, a 17% decrease compared to $39.7 million in the same period last year, reflecting the disciplined reset in casual apparel and footwear.
●	Net cash provided by operating activities of $6.9 million, compared to $8.3 million in the same period last year.
●	Free Cash Flow* of $6.5 million, compared to $7.8 million in the same period last year.
●	Total debt and Net Debt* decreased by $1.1 million and $5.8 million to $13.3 million and $5.9 million, respectively, during the thirteen weeks ended March 29, 2026.

Note: “*” represents a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures and Other Operating Metrics” section below for definitions of these metrics.

Heidi Crane, CFO of Lulus, said:

“As we move through 2026, we are prioritizing profitability by advancing margin optimization efforts, a tighter and higher-margin assortment strategy, and continued execution of our sourcing, SKU rationalization and cost reduction initiatives. While our targeted assortment reset in the first quarter weighed on Adjusted EBITDA performance during the period as anticipated, we drove significant improvement in our margin profile and bottom-line results year-over-year, setting the stage for improved performance throughout the year. We expect Adjusted EBITDA to return to positive in the second quarter and remain confident in our ability to achieve positive Adjusted EBITDA for the full year, while continuing to strengthen cash generation and our balance sheet. Notably, during the first quarter, we reduced total debt and Net Debt by $1.1 million and $5.8 million respectively, further strengthening our financial position.”

2026 Financial Outlook:

We are reaffirming our outlook for the full year fiscal 2026:

●	We expect Adjusted EBITDA to inflect to positive, compared to $(1.2) million in 2025, and the net revenue growth trend to improve year-over-year, compared to a decrease of 11% in 2025.
●	We expect capital expenditures to be between $2.0 million and $2.5 million, inclusive of capitalized software, comparable to 2025 levels.

For the second quarter 2026, we expect positive Adjusted EBITDA that outperforms results for the same period of last year.

Forecasting future results or trends is inherently difficult for any business, and actual results or trends may differ materially from those forecasted. Lulus’ outlook is based on current indications for its business. Lulus’ outlook factors in our current best estimates for anticipated headwinds, including those related to the level of tariffs, consumer demand, spending and returns by our customers, macroeconomic uncertainties, inflation, supply chain pressures, shipping and fuel costs, and the intended impact of our business initiatives in 2026 and cost-reduction measures. Given the volatile nature of current consumer demand and potential for further impacts to consumer behavior due to macroeconomic factors, including continued inflation, higher interest rates, the federal government shutdown, student loan repayment resumption, global political changes, including as a result of tariffs or bans, existing and future laws, regulations, and directives (including executive orders), as well as other world events, wars, and domestic and international conflicts that affect overall consumer confidence and the predictability of consumer purchasing behavior, Lulus’ financial outlook is subject to change.

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share data)

	Fiscal Quarters Ended
	March 29,	March 30,
	2026	2025
Net revenue	$57,531	$64,155
Cost of revenue	31,583	38,314
Gross profit	25,948	25,841
Selling and marketing expenses	14,037	15,915
General and administrative expenses	15,458	18,044
Loss from operations	(3,547)	(8,118)
Interest expense	(394)	(577)
Other income, net	44	623
Loss before benefit (provision) for income taxes	(3,897)	(8,072)
Income tax benefit (provision)	(193)	74
Net loss and comprehensive loss	(4,090)	(7,998)

Basic loss per share(1)	$(1.44)	$(2.86)
Diluted loss per share(1)	$(1.44)	$(2.86)
Basic weighted-average shares outstanding(1)	2,839,190	2,793,574
Diluted weighted-average shares outstanding(1)	2,839,190	2,793,574

(1)	Amounts have been adjusted to reflect the 1-for-15 reverse stock split that became effective as of the opening of business on July 7, 2025. Refer to Note 8, Stockholders’ Equity (Deficit), in the Notes to the Condensed Consolidated Financial Statements included in the Quarterly Report on Form 10-Q for the period ended March 29, 2026, for more information.

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	March 29,	December 28,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$7,439	$2,661
Accounts receivable	6,319	1,712
Inventory, net	33,080	32,444
Assets for recovery	4,406	2,197
Income tax refund receivable, net	210	1,028
Prepaids and other current assets	4,092	3,606
Total current assets	55,546	43,648
Property and equipment, net	2,070	2,311
Goodwill	7,056	7,056
Tradename	18,509	18,509
Intangible assets, net	2,607	2,680
Lease right-of-use assets	14,130	14,521
Other noncurrent assets	567	639
Total assets	$100,485	$89,364
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$7,771	$8,340
Accrued expenses and other current liabilities	28,744	17,411
Returns reserve	15,811	10,289
Stored-value card liability	18,113	18,231
Asset based revolving credit facility – current	13,328	14,390
Lease liabilities, current	6,986	6,402
Total current liabilities	90,753	75,063
Lease liabilities, noncurrent	9,220	10,389
Other noncurrent liabilities	1,037	898
Total liabilities	101,010	86,350

Stockholders' Equity (Deficit):
Preferred stock: $0.001 par value, 10,000,000 shares authorized, and no shares issued or outstanding	—	—
Common stock: $0.001 par value, 250,000,000 shares authorized; 3,003,494 and 2,971,729 shares issued and outstanding as of March 29, 2026 and December 28, 2025, respectively(1)	43	43
Additional paid-in capital	267,108	266,557
Accumulated deficit	(266,294)	(262,204)
Treasury stock, at cost, 146,555 shares outstanding as of March 29, 2026 and December 28, 2025(1)	(1,382)	(1,382)
Total stockholders' equity (deficit)	(525)	3,014
Total liabilities and stockholders' equity (deficit)	$100,485	$89,364

(1)	Shares have been adjusted to reflect the 1-for-15 reverse stock split that became effective as of the opening of business on July 7, 2025. Refer to Note 8, Stockholders’ Equity (Deficit), in the Notes to the Condensed Consolidated Financial Statements included in the Quarterly Report on Form 10-Q for the period ended March 29, 2026, for more information.

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Fiscal Quarters Ended
	March 29,	March 30,
	2026	2025
Cash Flows from Operating Activities
Net loss and comprehensive loss	$(4,090)	$(7,998)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,113	1,351
Noncash lease expense	1,124	1,295
Gain on lease modification	—	(92)
Amortization of debt discount and debt issuance costs	53	31
Equity-based compensation expense	717	1,474
Changes in operating assets and liabilities:
Accounts receivable	(4,607)	(1,967)
Inventories	(636)	(5,632)
Assets for recovery	(2,209)	(2,636)
Income tax receivable	818	3,017
Prepaid and other current assets	(473)	118
Accounts payable	(601)	(740)
Accrued expenses and other current liabilities	16,714	21,198
Operating lease liabilities	(1,161)	(1,113)
Other noncurrent liabilities	138	16
Net cash provided by operating activities	6,900	8,322
Cash Flows from Investing Activities
Capitalized software development costs	(354)	(427)
Purchases of property and equipment	(46)	(140)
Net cash used in investing activities	(400)	(567)
Cash Flows from Financing Activities
Repayments on revolving line of credit	—	(3,000)
Proceeds from borrowings on Asset Based Revolving Credit Facility	60,713	—
Repayments on Asset Based Revolving Credit Facility	(61,775)	—
Proceeds from issuance of common stock under ESPP	20	88
Principal payments on finance lease obligations	(494)	(318)
Withholding tax payments related to vesting of RSUs	(186)	(130)
Repurchase of common stock	—	(239)
Net cash used in financing activities	(1,722)	(3,599)
Net increase in cash and cash equivalents	4,778	4,156
Cash and cash equivalents at beginning of period	2,661	4,460
Cash and cash equivalents at end of period	$7,439	$8,616

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time today, Wednesday, May 13, 2026, to discuss its first quarter 2026 financial results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.lulus.com/. To access the call through a conference line, dial 1-877-407-0792 (in the U.S.) or 1-201-689-8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13759804.

About Lulus

Headquartered in California, but serving millions of customers worldwide, Lulus is a women’s clothing brand offering modern, feminine styles at accessible prices for every occasion. Our goal is to make every customer feel their most confident and beautiful for the moments that matter most. Founded in 1996 and delivering fresh styles almost every day, Lulus uses direct customer feedback and insights to refine product offerings and elevate the customer experience. Lulus’ world-class personal stylists, bridal concierge, and customer care team provide thoughtful, personalized service to shoppers around the world. Follow @lulus on Instagram and @lulus on TikTok. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our strategic priorities, business initiatives, demand trends, opportunities for long-term growth, and our financial outlook for the fiscal second quarter ending June 28, 2026 and fiscal year ending January 3, 2027. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the risk factors discussed in Part I, Item 1A, “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended December 28, 2025 and our other filings with the Securities and Exchange Commission which could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, except as required by law, even if subsequent events cause its views to change.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we reference in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt and Free Cash Flow. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies. We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release. Definitions of our non-GAAP financial measures and other operating metrics are presented below. We also use certain key operating metrics, including Gross Margin, Active Customers, and Average Order Value.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss) before interest expense, income taxes or benefit, depreciation and amortization, adjusted to exclude the effects of equity-based compensation expense, goodwill impairment and other non-routine expenses. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes items that we do not consider to be indicative of our core operating performance.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP financial measure that we calculate as Adjusted EBITDA (as defined above) as a percentage of our net revenue.

Active Customers

We define Active Customers as the number of customers who have made at least one purchase across our platform in the prior 12-month period. Active Customer count is measured as of the last day of the relevant period. We consider the number of Active Customers to be a key performance metric on the basis that it is directly related to consumer awareness of our brand, our ability to attract visitors to our digital platform, and our ability to convert visitors to paying customers. Active Customer counts are based on deduplication logic using customer account and guest checkout name, address, and email information.

Average Order Value

We define Average Order Value (“AOV”) as the sum of the total gross sales before returns across our platform in a given period, plus shipping revenue, less discounts and markdowns, divided by the Total Orders Placed (as defined below) in that period. AOV reflects the average basket size of our customers. AOV may fluctuate as we continue investing in the development and introduction of new Lulus merchandise and as a result of our promotional discount activity.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less cash used for capitalized software development costs and purchases of property and equipment. We view Free Cash Flow as an important indicator of our liquidity because it measures the amount of cash we generate.

Gross Margin

We define Gross Margin as gross profit as a percentage of our net revenue. Gross profit is equal to our net revenue less cost of revenue. Certain of our competitors and other retailers may report cost of revenue differently than we do. As a result, the reporting of our gross profit and Gross Margin may not be comparable to other companies.

Net Debt

Net Debt is a non-GAAP financial measure that is defined as total debt, which currently consists of borrowings under the Company’s 2025 credit agreement with White Oak Commercial Finance, LLC, as amended, less cash and cash equivalents. We consider Net Debt to be an important supplemental measure of our financial position, which allows us to analyze our leverage.

Total Orders Placed

We define Total Orders Placed as the number of customer orders placed across our platform during a particular period. An order is counted on the day the customer places the order. We do not adjust the number of Total Orders Placed for any cancellation or return that may have occurred subsequent to a customer placing an order. Total Orders Placed, together with AOV, is an indicator of the net revenue we expect to generate in a particular period.

LULU’S FASHION LOUNGE HOLDINGS, INC.

KEY OPERATING AND FINANCIAL METRICS

(Unaudited)

	Fiscal Quarters Ended
	March 29, 2026	March 30, 2025
	(13 weeks)	(13 weeks)
	(In thousands, except Average Order Value and percentages)
Gross Margin	45.1%	40.3%
Net loss and comprehensive loss	$(4,090)	$(7,998)
Adjusted EBITDA (1)	$(1,525)	$(4,670)
Adjusted EBITDA Margin (1)	(2.7)%	(7.3)%
Active Customers	2,270	2,550
Average Order Value	$142	$136

Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section above for definitions of these metrics.

(1)	Refer to the table below for a reconciliation of net loss and net loss margin to non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin for the thirteen weeks ended March 29, 2026 and March 30, 2025.

LULU’S FASHION LOUNGE HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation to non-GAAP Net Debt from total debt as of March 29, 2026 and December 28, 2025 is as follows:

	As of
	March 29, 2026	December 28, 2025

	(In thousands)
Total debt (1)	$(13,328)	$(14,390)
Cash and cash equivalents	7,439	2,661
Net Debt	$(5,889)	$(11,729)

(1)	Consists of borrowings under the Company’s 2025 credit agreement with White Oak Commercial Finance, LLC as of March 29, 2026, and December 28, 2025, which are presented as “Asset Based Revolving Credit Facility – current” in the Company’s Condensed Consolidated Balance Sheets in the Quarterly Report on Form 10-Q for the period ended March 29, 2026.

A reconciliation to non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin from net loss and net loss margin for the thirteen weeks ended March 29, 2026 and March 30, 2025 is as follows:

	Fiscal Quarters Ended
	March 29, 2026	March 30, 2025
	(13 weeks)	(13 weeks)

	(In thousands, except percentages)
Net loss and comprehensive loss	$(4,090)	$(7,998)
Excluding:
Depreciation and amortization	1,113	1,351
Interest expense	394	577
Income tax provision (benefit)	193	(74)
Equity-based compensation expense (1)	717	1,474
Other non-routine expense (2)	148	—
Adjusted EBITDA	$(1,525)	$(4,670)
Net loss margin	(7.1)%	(12.5)%
Adjusted EBITDA Margin	(2.7)%	(7.3)%

(1)	The thirteen weeks ended March 29, 2026 include equity-based compensation expense for performance stock units (“PSUs”) granted during prior periods and restricted stock units (“RSUs”) granted during the period and prior periods. The thirteen weeks ended March 30, 2025 include equity-based compensation expense for PSUs and RSUs granted during the period and prior periods.
(2)	The thirteen weeks ended March 29, 2026 include placement fees paid to Business Talent Group, LLC for Ms. Crane’s employment as permanent Chief Financial Officer and unrelated severance expenses.

A reconciliation to non-GAAP Free Cash Flow from net cash provided by operating activities for the thirteen weeks ended March 29, 2026 and March 30, 2025 is as follows:

	Fiscal Quarters Ended
	March 29, 2026	March 30, 2025
	(13 weeks)	(13 weeks)
Net cash provided by operating activities	$6,900	$8,322
Capitalized software development costs	(354)	(427)
Purchases of property and equipment	(46)	(140)
Free Cash Flow	$6,500	$7,755

Contact

investors@lulus.com